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                                             Registration No. 333-_____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          FIRST GEORGIA COMMUNITY CORP.
                          -----------------------------
             (Exact name of Registrant as specified in its charter)

            Georgia                                   58-2261088
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(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)

                  150 Covington Street, Jackson, Georgia 30233
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              (Address of principal executive offices and zip code)

             FIRST GEORGIA COMMUNITY CORP. 2001 STOCK INCENTIVE PLAN
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                            (Full Title of the Plan)

                                 John L. Coleman
                      President and Chief Executive Officer
                          First Georgia Community Corp.
                              150 Covington Street
                             Jackson, Georgia 30233
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                     (Name and address of agent for service)

                                 (770) 504-1090
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          (Telephone number, including area code, of agent for service)

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

         If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE


Title of           Amount         Proposed Maximum   Proposed Maximum     Amount of
Securities to      to be          Offering Price     Aggregate Offering   Registration
be Registered      Registered     Per Share          Price                Fee
---------------------------------------------------------------------------------------
Common Stock,      250,000
$5.00 par value    shares (1)     $11.94 (2)         $2,985,000 (3)       $275

(1) This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Plan.

(2) Pursuant to Rule 457(h), because there is no trading market for the securities offered, the offering price per share is equal to the book value of the Registrant's common stock as of December 31, 2001.

(3) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information required to be set forth in the prospectus under Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 428 promulgated thereunder will be sent or given to participants in the Plan as specified in Rule 428(b)(1) under the Securities Act.

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                                     PART II

             INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (1) Annual Report on Form 10-KSB for the year ended December 31, 2000 (Commission File No. 0-24153);

         (2) Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 (Commission File No. 0-24153); and

         (3) Registration Statement on Form 10-SB for the Registrant's common stock filed under Section 12(g) of the Exchange Act (File No. 0-24153).

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date upon which this offering is terminated shall be deemed to be incorporated by reference herein and to be part hereof from the date any such document is filed.

Item 5.  Interests of Named Experts and Counsel.

         Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia, has rendered an opinion regarding the legality of the securities registered hereby.

Item 6.  Indemnification of Directors and Officers.

         Consistent with the pertinent provisions of the laws of Georgia, the Registrant's Articles of Incorporation provide that the Registrant shall have the power to indemnify its directors and officers against expenses (including attorney's fees) and liabilities arising from actual or threatened actions, suits or proceedings, whether or not settled, to which they become subject by reason of having served in such role if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Advances against expenses shall be made so long as the person seeking indemnification agrees to refund the advances if it is ultimately determined that he or she is not entitled to indemnification. A determination of whether indemnification of a director or officer is proper because he or she met the applicable standard of conduct shall be made (a) by the Board of Directors of the Registrant, (b) in certain circumstances, by independent legal counsel in a written opinion, or (c) by the affirmative vote of a majority of the shares entitled to vote.

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Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Consultants and Advisors.

         Securities may be issued to consultants to the Company under the Plan.

Item 9.  Exhibits.

         The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit
  No.                             Description
-------                           -----------

5.1 Opinion of Powell, Goldstein, Frazer & Murphy LLP with respect to the securities being registered.

10.1 First Georgia Community Corp. 2001 Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000).

23.1     Consent of counsel (included in Exhibit 5.1).

23.2     Consent of Mauldin & Jenkins, LLC.

24       Power of Attorney (see signature pages to this Registration Statement).

Item 10.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                      Provided,  however,  that paragraphs (a)(1)(i) and
                      ------------------
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction to the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

       Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Georgia, on March 13, 2002.

                                   FIRST GEORGIA COMMUNITY CORP.

                                   By:   /s/ John L. Coleman
                                       ---------------------------------------
                                         John L. Coleman
                                         President and Chief Executive Officer


                                POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears on the signature pages to this Registration Statement constitutes and appoints John L. Coleman his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits hereto and other documents in connection herewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on March 13, 2002.

                Name                       Position
                ----                       --------

 /s/ John L. Coleman                       President and Chief Executive Officer
 ------------------------------            (principal executive officer)
 John L. Coleman

 /s/ D. Richard Ballard                    Director
 ------------------------------
 D. Richard Ballard

                     [Signatures continue on following page]

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                    [Signatures continued from previous page]



                Name                 Position
                ----                 --------

 /s/ Charles W. Carter               Director
 ------------------------------
 Charles W. Carter

 /s/ Alfred D. Fears, Jr.            Director
 ------------------------------
 Alfred D. Fears, Jr.

 /s/ William B. Jones                Director
 ------------------------------
 William B. Jones

 /s/ Harry Lewis                     Chief Financial Officer, Chief Accounting
 ------------------------------      Officer and Director (principal financial
 Harry Lewis                         and accounting officer)

 /s/ Joey McClelland                 Director
 ------------------------------
 Joey McClelland

 /s/ Alexander Pollack               Director
 ------------------------------
 Alexander Pollack

 /s/ Robert Ryan                     Director
 ------------------------------
 Robert Ryan

                                     Director
 ------------------------------
 James H. Warren

 /s/ George L. Weaver                Director
 ------------------------------
 George L. Weaver



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                                  EXHIBIT INDEX

Exhibit
  No.                                 Description
-------                               -----------
5.1 Opinion of Powell, Goldstein, Frazer & Murphy LLP with respect to the securities being registered.

10.2 First Georgia Community Corp. 2001 Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000).

23.1     Consent of counsel (included in Exhibit 5.1).

23.2     Consent of Mauldin & Jenkins, LLC.

24       Power of Attorney (see signature pages to this Registration Statement).